Exhibit 99.1

Press Release

For Immediate Release

Contacts:

Keith LaVanway

847-597-9353

klavanway@pregis.com

PREGIS ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

Deerfield, IL, November 14, 2011 – Pregis Corporation (“the Company”), a leading international manufacturer, marketer, and supplier of protective packaging products and specialty packaging solutions, today announced its 2011 third quarter financial results.

Pregis – Results from Continuing and Discontinued Operations

For the third quarter of 2011, the Company generated net sales of $241.1 million, an increase of 7.8% versus net sales of $223.7 million in the third quarter of 2010. Gross margin as a percent of net sales was 20.9% for the third quarter of 2011 compared to 21.2% for the same period last year.

Adjusted EBITDA, or “Consolidated Cash Flow” as defined by our indentures, is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $22.9 million in the third quarter of 2011 compared to $20.2 million for the same period in 2010.

Divestitures

During October 2011, the Company announced the sale of multiple businesses. The proceeds from the transactions will be used to repay a portion of the Company’s ABL credit facility and will be otherwise retained for debt repayment, general corporate purposes, and future reinvestment. In the first transaction, management entered into a definitive agreement with Boise Paper Holding, L.L.C. to sell the Hexacomb business for $125 million. This business was previously included in the Company’s protective packaging segment and manufactures honeycomb protective packaging material made from kraft paper. In the second transaction, management entered into a definitive agreement with an affiliate of Sun European Partners, LLP (the European advisor to Sun Capital Partners, Inc.) to sell the Kobusch-Sengewald business for €160 million (approximately $220 million). Kobusch Sengewald included both our flexibles and rigid packaging businesses. This business has historically been included in specialty packaging segment and manufactures flexible and foodservice packaging such as films, bags, pouches, and labels. As part of this divestiture, the Company sold certain assets which historically have been a part of the Hospital Supplies business. Both sales are expected close during the fourth quarter of 2011.

The Hexacomb business met the criteria for “Assets held for sale” in accordance with Accounting Standards Codification (“ASC”) Topic 360 (“ASC 360”), Property, Plant, and Equipment as of September 30, 2011. The Kobusch-Sengewald business did not meet the criteria for “Assets held for sale” as of September 30, 2011, due to ongoing negotiations and related uncertainty. The Hexacomb assets and liabilities are reflected as “held for sale” on the consolidated balance sheets in accordance with ASC 360 at September 30, 2011 and December 31, 2010. In addition, the results of operations for the Hexacomb business have been presented as discontinued operations in accordance with ASC 205-20, Results of Operations – Discontinued Operations for all periods presented.

Pregis – Results from Continuing Operations

For the third quarter of 2011, the Company generated net sales from continuing operations of $212.0 million, an increase of 7.2% versus net sales from continuing operations of $197.7 million in the third quarter of 2010. The increase was driven primarily by the impact of selling price increases and favorable foreign currency translation. Excluding the impact of favorable foreign currency translation, net sales from continuing operations for the three months ended September 30, 2011 increased 2.9% compared to the same period in 2010.

Gross margin as a percent of net sales decreased year-over-year to 19.9% for the third quarter of 2011, compared to 20.5% for the same period of 2010. The year-over-year decline in gross margin as a percentage of net sales was due to cost increases of over $5 million in key raw materials offset by the impact of selling price increases implemented during the past twelve months. The majority of the products we sell are plastic-resin based, and therefore our operations are highly sensitive to fluctuations in the costs of plastic resins. In the third quarter of 2011 as compared to the same period of 2010, average resin costs were higher by approximately 10% in both North America and 17% in Europe, as measured by the Chemical Market Associates, Inc. (“CMAI”) index and ICIS index, their respective market indices.

Commenting on the Company’s third quarter results, Glenn Fischer, President and Chief Executive Officer, stated, “I am very pleased with our strong third quarter performance. Our adjusted EBITDA from continuing and discontinued operations of $22.9 million was the highest quarterly EBITDA performance since the third quarter of 2009. We were able to drive year-over-year EBITDA improvement by continuing to reduce our cost structure, as well as offsetting significant resin cost increases with the impact of our selling price initiatives over the past twelve months.”

Mr. Fischer continued, “In October, we announced the divestiture of our Hexacomb and Kobusch-Sengewald business units. The sale of these businesses is part of Pregis’ objective to optimize our overall business unit portfolio. The divestment of these businesses will allow us to focus our energy on driving the operating performance of our core global protective packaging business.”

Segment Performance – Continuing Operations

Comments on segment net sales and EBITDA performance for the third quarter of 2011 are as follows:

•

Net sales of the protective packaging segment increased by $7.0 million, or 6.1%. This increase was driven primarily by the impact from selling price increases and favorable foreign currency translation. Excluding favorable foreign currency translation, net sales for the third quarter 2011 increased 3.2%.

•

EBITDA of the protective packaging segment decreased $0.2 million, or 2.0%, compared to the same quarter of 2010. This decrease was primarily due to increased key raw material costs partially offset by selling price increases.

•

Net sales of the specialty packaging segment increased $7.3 million, or 8.9% compared to the same quarter 2010. This increase was primarily driven by the impact of selling price increases and favorable foreign currency translation. Excluding the favorable foreign currency translation, net sales for the third quarter 2011 increased 2.4%.

•	EBITDA of the specialty packaging segment increased $2.3 million, or 29.3%, due primarily to the Company’s cost reduction efforts.

Previously, the results of the Hexacomb business were reported as protective packaging in the Company’s segment analysis. As a result of the pending sale of the Hexacomb business, the results of the Hexacomb business are now reported as discontinued operations.

A summary of Adjusted EBITDA, a significant measure required by the Company’s indentures and used by the Company to measure its operating performance and liquidity, is presented in the supplemental information at the end of this release.

Conference Call:

The Company will conduct an investor conference call to review its 2011 third quarter results on Wednesday, November 16, 2011 at 10:00 a.m. ET (9:00 a.m. CT). The call can be accessed through the following dial-in numbers: Domestic: 866-761-0748; International: 617-614-2706; Participant Passcode: 32326120. A replay of the conference call will be available through November 30, 2011. The replay may be accessed using the following dial-in information: Domestic: 888-286-8010; International: 617-801-6888; Passcode: 64436210.

About Pregis:

Pregis Corporation is a leading global provider of innovative protective, flexible, and foodservice packaging and hospital supply products. The specialty-packaging leader currently operates 46 facilities in 18 countries around the world. Pregis Corporation is a wholly owned subsidiary of Pregis Holding II Corporation. For more information about Pregis, visit the Company’s web site at www.pregis.com.

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s annual report, which is available on its website, www.pregis.com. These risks may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

Pregis Holding II Corporation

Consolidated Balance Sheets

Unaudited

(dollars in thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$21,247	$46,159
Accounts receivable
Trade, net of allowances of $8,536 and $7,151 respectively	123,328	106,652
Other	16,407	18,509
Inventories, net	89,869	83,123
Deferred income taxes	3,186	3,140
Due from Pactiv	1,167	1,161
Assets held for sale	99,465	99,348
Prepayments and other current assets	9,308	8,560

Total current assets	363,977	366,652
Property, plant and equipment, net of accumulated depreciation of $215,546 and $190,927, respectively	180,149	184,433
Other assets
Goodwill	60,510	78,706
Intangible assets, net	45,707	50,177
Deferred financing costs, net	6,218	4,816
Due from Pactiv, long-term	6,322	8,168
Pension and related assets	11,859	11,848
Restricted Cash	3,503	3,501
Other	383	397

Total other assets	134,502	157,613

Total assets	$678,628	$708,698

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$2,601	$46,363
Accounts payable	98,652	91,751
Accrued income taxes	—	2,268
Accrued payroll and benefits	14,775	12,810
Accrued interest	12,653	7,654
Liabilities held for sale	18,469	16,167
Other	18,141	19,679

Total current liabilities	165,291	196,692
Long-term debt	492,081	442,909
Deferred income taxes	13,721	14,185
Long-term income tax liabilities	3,990	5,732
Pension and related liabilities	3,732	4,149
Other	13,808	18,500
Stockholder's equity:
Common stock - $0.01 par value; 1,000 shares authorized, 149.0035 shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	155,992	155,055
Accumulated deficit	(161,374)	(119,400)
Accumulated other comprehensive loss	(8,613)	(9,124)

Total stockholder’s equity	(13,995)	26,531

Total liabilities and stockholder’s equity	$678,628	$708,698

Pregis Holding II Corporation

Consolidated Statements of Operations

Unaudited

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Sales	$211,995	$197,727	$625,217	$575,451

Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	169,904	157,236	498,258	454,511
Selling, general and administrative	25,953	25,567	81,712	83,966
Depreciation and amortization	11,525	10,968	35,036	32,283
Goodwill impairment	18,072	—	18,072	—
Other operating expense, net	3,823	3,871	4,240	5,345

Total operating costs and expenses	229,277	197,642	637,318	576,105

Operating income (loss) from continuing operations	(17,282)	85	(12,101)	(654)
Interest expense, net of interest income	12,405	11,717	37,592	35,284
Foreign exchange (gain) loss, net	1,768	(427)	1,170	333

Loss from continuing operations before income taxes	(31,455)	(11,205)	(50,863)	(36,271)
Income tax expense (benefit)	356	(1,979)	(2,866)	(8,581)

Loss from continuing operations	(31,811)	(9,226)	(47,997)	(27,690)
Income from discontinued operations, net of tax	2,486	1,309	6,023	3,983

Net loss	$(29,325)	$(7,917)	$(41,974)	$(23,707)

Net Sales from continuing operations	$211,995	$197,727	$625,217	$575,451
Net Sales from discontinued operations	29,105	25,954	85,044	76,067

Total Net Sales	$241,100	$223,681	$710,261	$651,518

Pregis Holding II Corporation

Consolidated Statements of Cash Flows

Unaudited

(dollars in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flow from operating activities of continuing operations
Net loss	$(41,974)	$(23,707)
Adjustments to reconcile net loss to cash provided by operating activities:
Income from discontinued operations	(6,023)	(3,983)
Depreciation and amortization	35,036	32,283
Amortization of inventory step-up	—	406
Deferred income taxes	(1,175)	(10,167)
Unrealized foreign exchange loss	1,328	690
Amortization of deferred financing costs	3,080	2,615
Amortization of debt discount	2,524	2,174
Gain on disposal of property, plant and equipment	(250)	1,737
Stock compensation expense	937	1,389
Goodwill impairment	18,072	—
Changes in operating assets and liabilities
Accounts and other receivables, net	(15,581)	(18,211)
Due from Pactiv	1,905	(169)
Inventories, net	(7,440)	(10,898)
Prepayments and other current assets	(259)	(184)
Accounts payable	6,941	18,263
Accrued taxes	(4,442)	855
Accrued interest	4,780	4,469
Other current liabilities	2,074	(331)
Pension and related assets and liabilities, net	(437)	(1,428)
Other, net	(1,088)	(2,070)

Cash used in operating activities of continuing operations	(1,992)	(6,267)

Investing activities of continuing operations
Capital expenditures	(26,528)	(20,207)
Proceeds from sale of assets	342	535
Proceeds from sale leaseback, net of costs	—	17,875
Acquisition of business, net of cash acquired	(2,733)	(31,655)
Change in restricted cash	(2)	(3,501)

Cash used in investing activities of continuing operations	(28,921)	(36,953)

Financing activities of continuing operations
Repayment of debt	(43,000)	—
Proceeds from ABL credit facility	44,891	—
Proceeds from revolving credit facility	500	500
Proceeds from foreign lines of credit draws	375	3,670
Deferred financing fees	(4,822)	—
Other, net	(252)	71

Cash provided by/(used in) financing activities of continuing operations	(2,308)	4,241
Effect of exchange rate changes on cash and cash equivalents	264	(1,722)

Decrease in cash and cash equivalents from continuing operations	(32,957)	(40,701)
Cash flow from discontinued operations
Cash flows from operating activities of discontinued operations, net	7,850	6,534
Cash flows from investing activities of discontinued operations, net	(580)	(1,612)
Effect of exchange rate changes on cash	(6)	(69)

Net decrease in cash and cash equivalents	(25,693)	(35,848)

Cash and cash equivalents, beginning of period	46,159	78,168
Cash and cash equivalents of discontinued/held-for-sale operations, beginning of period	1,686	2,267
Net decrease in cash and cash equivalents	(25,693)	(35,848)
Less: cash and cash equivalents of discontinued/held for sale operations at end of period	(905)	(2,058)

Cash and cash equivalents, end of period	$21,247	$42,529

Pregis Holding II Corporation

Supplemental Information

(Unaudited)

Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Three Months Ended September 30,
(dollars in thousands)	2011	2010
Net loss of Pregis Holding II Corporation continuing operations	$(31,811)	$(9,226)
Interest expense, net of interest income	12,405	11,717
Income tax (benefit) expense	356	(1,979)
Depreciation and amortization	11,525	10,968

EBITDA	(7,525)	11,480

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	1,906	(431)
Non-cash stock based compensation expense	360	330
Non-cash asset impairment charge	18,072	—
Loss on sale leaseback transaction	—	1,837
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	166	2,218
Other unusual or nonrecurring gains or losses	5,042	538
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	585	1,511
Discontinued operations	4,254	2,757
Pro forma adjusted EBITDA of acquired business	—	—

Adjusted EBITDA (“Consolidated Cash Flow”)	$22,860	$20,240

(unaudited)	Three Months Ended September 30,
(dollars in thousands)	2011	2010
Net income of discontinued operations	$2,486	$1,309
Interest expense, net of interest income	16	7
Income tax (benefit) expense	807	763
Depreciation and amortization	532	678

EBITDA	3,841	2,757

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	—	—
Non-cash stock based compensation expense	—	—
Non-cash asset impairment charge	—	—
Loss on sale leaseback transaction	—	—
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	18	—
Other unusual or nonrecurring gains or losses	395	—
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	—	—
Discontinued operations	—	—
Pro forma adjusted EBITDA of acquired business	—	—

Adjusted EBITDA (“Consolidated Cash Flow”)	$4,254	$2,757

Note to above:

EBITDA is defined as net income before interest expense, interest income, income tax expense, depreciation and amortization. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation

Supplemental Information

(Unaudited)

Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Twelve Months Ended September 30,
(dollars in thousands)	2011	2010
Net loss of Pregis Holding II Corporation continuing operations	$(64,066)	$(38,921)
Interest expense, net of interest income	50,312	49,529
Income tax (benefit) expense	(4,542)	(10,739)
Depreciation and amortization	46,491	40,988

EBITDA	28,195	40,857

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	1,547	118
Non-cash stock based compensation expense	2,639	1,681
Non-cash asset impairment charge	18,072	194
Loss on sale leaseback transaction	—	1,837
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	6,551	5,629
Other unusual or nonrecurring gains or losses	9,236	11,418
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	2,166	2,508
Discontinued operations	14,047	10,964
Pro forma adjusted EBITDA of acquired business	—	1,410

Adjusted EBITDA (“Consolidated Cash Flow”)	$82,453	$76,616

(unaudited)	Twelve Months Ended September 30,
(dollars in thousands)	2011	2010
Net income of discontinued operations	$8,758	$7,890
Interest expense, net of interest income	114	105
Income tax (benefit) expense	2,002	130
Depreciation and amortization	2,571	2,717

EBITDA	13,445	10,842

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	—	—
Non-cash stock based compensation expense	—	—
Non-cash asset impairment charge	—	—
Loss on sale leaseback transaction	—	—
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	57	122
Other unusual or nonrecurring gains or losses	545	—
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	—	—
Discontinued operations	—	—
Pro forma adjusted EBITDA of acquired business	—	—

Adjusted EBITDA (“Consolidated Cash Flow”)	$14,047	$10,964

Note to above:

EBITDA is defined as net income before interest expense, interest income, income tax expense, depreciation and amortization. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation

Third Quarter 2011

Supplemental Information

(Unaudited)

(Amounts and percentage changes are approximations due to rounding.)

Gross Margin Calculations

	Gross Margin Calculation Three Months Ended September 30,
(dollars in thousands)	2011	2010	Change
Net sales from continuing operations	$211,995	$197,727	$14,268
Net sales from discontinued operations	29,105	25,954	3,151

Total Net Sales	241,100	223,681	17,419
Cost of sales, excluding depreciation and amortization of continuing operations	(169,904)	(157,236)	(12,668)
Cost of sales, excluding depreciation and amortization of discontinued operations	(20,688)	(19,065)	(1,623)

Total Cost of sales, excluding depreciation and amortization	(190,592)	(176,301)	(14,291)

Gross margin of continuing operations	$42,091	$40,491	$1,600

Gross margin of discontinued operations	$8,417	$6,889	$1,528

Total gross margin	$50,508	$47,380	$3,128

Gross margin, as a percent of net sales of continuing operations	19.9%	20.5%	(0.6)%

Gross margin, as a percent of net sales of discontinued operations	28.9%	26.5%	2.4%

Total gross margin, as a percent of total net sales	20.9%	21.2%	(0.3)%

Net Sales by Segment

	Three Months Ended September 30,				Change Attributable to the Following Factors
	2011	2010	$ Change	% Change	Price / Mix		Volume		Acquisition		Currency Translation
	(dollars in thousands)
Segment:
Protective Packaging	$122,877	$115,860	$7,017	6.1%	$3,258	2.8%	$422	0.4%	$—	—%	$3,337	2.9%
Specialty Packaging	89,118	81,867	7,251	8.9%	2,591	3.2%	(619)	(0.8)%	—	—%	5,279	6.5%

Total	$211,995	$197,727	$14,268	7.2%	$5,849	3.0%	$(197)	(0.1)%	$—	—%	$8,616	4.3%

EBITDA by Segment

	Three Months Ended September 30,
	2011	2010	$ Change	% Change
	(dollars in thousands)
Segment:
Protective Packaging	$10,842	$11,063	$(221)	(2.0)%
Specialty Packaging	9,925	7,674	2,251	29.3%

Total segment EBITDA	$20,767	$18,737	$2,030	10.8%